EXHIBIT 99.1

Northern Technologies International Corporation Reports Sales and Earnings for Fiscal 2013

MINNEAPOLIS, Nov. 20, 2013 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today reported its financial results for the three months ended August 31, 2013 and fiscal 2013.

NTIC's consolidated net sales increased 18% to $6.1 million during the three months ended August 31, 2013 compared to $5.2 million during the same period in fiscal 2012 primarily due to an increase in demand for our ZERUST® corrosion solutions. Additionally, net income attributable to NTIC increased 276% to $1.6 million, or $0.36 per diluted common share, for the three months ended August 31, 2013 compared to $429,000, or $0.10 per diluted common share, for the same period in fiscal 2012. This increase was primarily the result of an increase in sales and correlating gross profit, as well as the receipt of $750,000 in life insurance proceeds as a result of the death of a former NTIC officer. Net income per diluted common share for the most recent period was benefited by $0.12 as a result of the receipt of the life insurance proceeds.

NTIC's consolidated net sales decreased 1.2% during fiscal 2013 compared to fiscal 2012 to $22.5 million due primarily to a $2.1 million dip in product sales in Brazil. Zerust Brazil recorded $537,000 in sales to Petroleo Brasileiro S.A. (Petrobras) during fiscal 2013 compared to $2.5 million during fiscal 2012. As previously disclosed, during fiscal 2013, Zerust Brazil signed a Phase 3 contract with Petrobras to supply $3.7 million in ZERUST® products, $347,000 of which had been delivered through the end of fiscal 2013. NTIC believes that Petrobras intends to place more frequent orders during fiscal 2014 under this Phase 3 contract, rather than one large order as Petrobras did under a Phase 2 contract during fiscal 2012.

 "During fiscal 2013, despite a dip in our total net sales, we achieved several key objectives in all three of the market segments that NTIC serves. Our competitive position, operations and balance sheet are all stronger today than they were a year ago," said G. Patrick Lynch, President and Chief Executive Officer of NTIC. "The unexpected delay in the Petrobras contract was partially offset by strong demand for both our expanded range of ZERUST® corrosion solutions as well as for our Natur-Tec® bio-plastic products in North America.  In fact, we compared our fourth quarter net sales for fiscal 2013 to each of our prior four consecutive quarters and are pleased to report that our $6.1 million dollars in net sales for fourth quarter exceeded our consolidated net sales for each of our prior four consecutive quarters," continued Mr. Lynch. "Furthermore, sales by our joint ventures during fourth quarter of fiscal 2013 were up 9.7% from third quarter in fiscal 2013 and up 6% from fourth quarter of fiscal 2012."

During fiscal 2013, 90.9% of NTIC's consolidated net sales were derived from sales of ZERUST® products and services, which decreased 2.5% to $20.5 million during fiscal 2013 compared to $21.0 million during fiscal 2012 due primarily to a decrease in sales of ZERUST® products and services in Brazil as noted above. NTIC has strategically focused its sales efforts for ZERUST® products and services on customers with sizeable corrosion problems in industry sectors that offer sizable growth opportunities, including the oil and gas sector. NTIC's consolidated net sales for fiscal 2013 included $2.4 million of sales made by Zerust Brazil, and of those sales, $537,268 in sales were made to the oil and gas industry sector in Brazil.

Mr. Lynch added, "Our Oil & Gas team continues to expand its range of industry specific corrosion solutions. The most recent target of these efforts has been focused on protecting the bottom plates of oil storage tanks, which are highly susceptible to aggressive corrosion and consequent leaks. Following a number of successful implementations of this new technology in the Middle East, our team has been systematically targeting North American oil terminal operators as well as refineries, and has recently completed a series of additional implementations. Having seen the need for and acceptance of our innovative solutions, we expect this to be a growth opportunity for us in fiscal 2014 and beyond.  We also are working with certain government agencies to finalize these ZERUST® solutions as industry requirements/standards. It's also important to mention that our sales of Natur-Tec® products to the garment industry in India as well as the surrounding region will, as of the second quarter of fiscal 2014, start to come through our majority-owned Chennai, India- based subsidiary that NTIC recently organized for this purpose."

During fiscal 2013, 9.1% of NTIC's consolidated net sales were derived from sales of Natur-Tec® products compared to 7.9% during fiscal 2012. Net sales of Natur-Tec® products increased 12.9% during fiscal 2013 compared to fiscal 2012. This increase was due primarily to increased sales to NTIC's Natur-Tec® distributors in the United States.

Cost of goods sold as a percentage of net sales increased to 68.8% during fiscal 2013 compared to 63.8% during fiscal 2012 primarily as a result of higher sales during fiscal 2012 of ZERUST® products for the oil and gas industry which carry higher margins than other ZERUST® products and increased expenses during fiscal 2013 associated with the production and shipping of ZERUST® products to a new customer. The increase in production expenses was temporary and normalized during the fourth quarter of fiscal 2013.

NTIC's equity in income of joint ventures decreased 5.1% to $5.2 million in fiscal 2013 compared to $5.5 million during fiscal 2012 and NTIC recognized a 59.1% increase in fees for services provided to joint ventures during fiscal 2013 compared to fiscal 2012. The decrease in equity in income of joint ventures and the increase in fees for services provided to joint ventures were primarily a result of the consolidation of NTI ASEAN, LLC, which was consolidated in fiscal 2013, but not in fiscal 2012. Fees for services provided are a function of the net sales of NTIC's joint ventures which were $113.2 million during fiscal 2013 compared to $111.8 million during fiscal 2012. Total net sales of NTIC's joint ventures were adversely affected in part by the European economic slowdown, which NTIC believes adversely affected the net sales of NTIC's European joint ventures, as well as certain of NTIC's other non-European joint ventures, and the weakening of the Euro and other currencies compared to the U.S. dollar.

NTIC's total operating expenses increased 6.0% during fiscal 2013 compared to fiscal 2012 primarily as a result of an increase in selling expenses and expenses incurred in support of joint ventures, and reflected NTIC's overall efforts to support its new business. NTIC incurred $3.8 million in research and development expense during fiscal 2013 as compared to $3.9 million during fiscal 2012.   NTIC anticipates that it will spend between $3.8 million and $4.0 million in total during fiscal 2014 on research and development activities related to its new technologies. This estimate is net of anticipated reimbursements related to certain research and development contracts.

Net income attributable to NTIC decreased 2.4% to $3.37 million, or $0.75 per diluted common share, for fiscal 2013 compared to $3.45 million, or $0.78 per diluted common share, for fiscal 2012. This decrease was primarily the result of a decrease in gross profit, partially offset by an increase in fees for services provided to joint ventures and NTIC's receipt of $750,000 in life insurance proceeds as a result of the death of a former NTIC officer. NTIC anticipates that its quarterly net income will remain subject to significant volatility primarily due to the sales performance of its joint ventures and sales of its ZERUST® products and services into the oil and gas industry. Each of these fluctuates more on a quarterly basis than the traditional ZERUST® business in North America.

NTIC's working capital was $13.3 million at August 31, 2013, including $4.4 million in cash and cash equivalents, compared to $10.1 million at August 31, 2012, including $4.1 million in cash and cash equivalents.

Outlook

For the fiscal year ending August 31, 2014, NTIC expects its net sales to range between $27.5 million and $29.0 million, inclusive of sales made by NTIC's majority-owned subsidiary in Brazil, and expects net income of between $4.1 million to $4.7 million, or between $0.95 and $1.05 per diluted share.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for fiscal 2013 and its future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 92528061.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 55 countries either directly or via a network of majority-owned subsidiaries, joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 35 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its financial guidance for fiscal 2014, anticipated research and development expense for fiscal 2014, and the potential of NTIC's technology focused on protecting the bottom plates of oil storage tanksand other statements that can be identified by words such as "believes," "continues," "expects," "anticipates," "intends," "potential," "outlook," "will," "would," "should," "guidance" or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; timing of NTIC's receipt of purchase orders under supply contracts; variability in sales to Petrobras and other customers and the effect on NTIC's quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2013 AND 2012

	August 31, 2013	August 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 4,314,258	$ 4,137,547
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $20,000 at August 31, 2013 and 2012	3,329,995	2,516,961
Trade joint ventures	859,434	734,543
Fees for services provided to joint ventures	2,446,017	1,316,933
Income taxes	144,939	58,129
Inventories	5,111,549	4,151,197
Prepaid expenses	258,765	548,331
Deferred income taxes	467,548	596,085
Total current assets	16,932,505	14,059,726

PROPERTY AND EQUIPMENT, net	5,323,612	4,288,618

OTHER ASSETS:
Investments in joint ventures	24,702,981	21,461,492
Deferred income taxes	1,034,212	1,030,610
Patents and trademarks, net	1,060,639	961,181
Other	—	76,000
Total other assets	26,797,832	23,529,283
Total assets	$ 49,053,949	$ 41,877,627

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of note payable	$ 76,119	$ 76,120
Accounts payable	1,830,729	1,818,309
Income tax payable	—	—
Accrued liabilities:
Payroll and related benefits	1,277,942	1,565,866
Deferred joint venture royalties	288,000	288,000
Other	189,263	251,350
Total current liabilities	3,662,053	3,999,645

NOTE PAYABLE, NET OF CURRENT PORTION	857,295	933,413

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,432,036 and 4,421,636, respectively	88,641	88,073
Additional paid-in capital	11,701,942	11,130,966
Retained earnings	28,626,928	25,260,034
Accumulated other comprehensive income	316,161	277,583
Stockholders' equity	40,733,672	36,756,656
Non-controlling interests	3,800,929	187,913
Total equity	44,534,601	36,944,569
Total liabilities and equity	$ 49,053,949	$ 41,877,627

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED AUGUST 31, 2013 AND 2012

	Three Months Ended		Twelve Months Ended
	August 31, 2013	August 31, 2012	August 31, 2013	August 31, 2012
NET SALES:
Net sales, excluding joint ventures	$5,427,519	$4,648,633	$19,724,205	$20,227,719
Net sales, to joint ventures	659,215	521,674	2,777,659	2,553,934
Total net sales	6,086,734	5,170,307	22,501,864	22,781,653

Cost of goods sold	4,093,963	3,695,713	15,473,212	14,528,785
Gross profit	1,992,771	1,474,594	7,028,652	8,252,868

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,504,642	1,114,468	5,237,711	5,519,795
Fees for services provided to joint ventures	1,817,875	1,145,197	7,352,980	4,622,912
Total joint venture operations	3,322,517	2,259,665	12,590,691	10,142,707

OPERATING EXPENSES:
Selling expenses	1,256,829	1,192,337	4,845,676	4,585,901
General and administrative expenses	1,107,586	790,841	4,605,979	4,309,410
Expenses incurred in support of joint ventures	360,922	324,924	1,387,197	1,054,914
Research and development expenses	962,265	1,019,045	3,815,515	3,875,581
Total operating expenses	3,687,602	3,327,147	14,654,367	13,825,806

OPERATING INCOME	1,627,686	407,112	4,964,976	4,569,769

INTEREST INCOME	16,004	18,235	34,614	54,652
INTEREST EXPENSE	(12,233)	(9,874)	(52,215)	(29,388)
OTHER INCOME	670,126	1,138	670,126	21,613

INCOME BEFORE INCOME TAX EXPENSE	2,294,041	416,611	5,617,501	4,616,646

INCOME TAX EXPENSE	332,000	21,000	864,000	1,041,000

NET INCOME	1,962,041	395,611	4,753,501	3,575,646

NET INCOME ATTRIBUTABLE TO NON CONTROLLING INTEREST	346,291	(33,598)	1,386,607	127,450

NET INCOME ATTRIBUTABLE TO NTIC	$1,615,750	$429,209	$3,366,894	$3,448,196

NET INCOME PER COMMON SHARE:
Basic	$0.36	$0.10	$0.76	$0.79
Diluted	$0.36	$0.10	$0.75	$0.78

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,431,948	4,403,656	4,421,636	4,391,424
Diluted	4,501,017	4,436,444	4,475,895	4,451,594

CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600